As filed with the Securities and Exchange Commission on May 30, 2001
------------------------------------------------------------------------------

                                                       FILE NO. 333- ____

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                           (Exact Name of Registrant)


             NEW YORK                                          36-2608394
   (State or Other Jurisdiction                             (I.R.S. Employer
 of Incorporation or Organization)                       Identification Number)

                                  P.O. Box 9095
                        Farmingville, New York 11738-9095
                                  516/451-5300

            (Address and Phone Number of Principal Executive Office)

                               MICHAEL J. VELOTTA
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-2400

       (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:
    RICHARD T. CHOI, ESQUIRE                   ANTHONY POOLE, ESQUIRE
       FOLEY & LARDNER                               ALFS, INC.
      3000 K Street, N.W.                   3100 SANDERS ROAD, SUITE J5B
           SUITE 500                             NORTHBROOK, IL 60062
     WASHINGTON, D.C. 20007


Approximate date of commencement of proposed sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/


                         CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                                   Proposed Maximum

Title of Securities     Amount To Be        Proposed Maximum      Aggregate Offering        Amount Of
 To Be Registered      Registered(1)       Aggregate Price Per         Price(1)        Registration Fee(3)
                                                   Unit

-------------------- ------------------- ------------------------ -------------------- ---------------------

Deferred Annuity         $75,000,000                (2)                $75,000,000          $18,750
Contracts and
Participating
Interests Therein
-------------------- ------------------- ------------------------ -------------------- ---------------------

(1) Estimated solely for purpose of determining the registration fee.

(2) The Contract does not provide for a predetermined amount or number of units.

(3) Of the $50,000,000 of units of interest under deferred variable annuity contracts registered under Registration Statement No. 333-95703, $17,018,347, for which a filing fee of $4,492.84 was previously paid, are being carried forward pursuant to Rule 429.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                Explanatory Note

Registrant is filing this registration statement for the sole purpose of registering additional interests under deferred variable annuity contracts previously described in the prospectuses contained in Registrant's Form S-3 registration statement (File No. 333-95703). Registrant incorporates herein by reference those prospectuses, which remain unchanged.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-laws of Allstate Life Insurance Company of New York ("Registrant") provide that Registrant will indemnify its officers and directors for certain damages and expenses that may be incurred in the performance of their duty to Registrant. No indemnification is provided, however, when such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty, unless indemnification is deemed appropriate by the court upon application.

ITEM 16. EXHIBITS.

Exhibit No.        Description


(1) Form of Underwriting Agreement (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Registrant's Form N-4 Registration Statement (File No. 033-65381) Dated September 20, 1996.)

(2) None

(4) (a) Form of AIM Lifetime Plus(SM) Variable Annuity Contract (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 033-65381) Dated September 20, 1996.)

     (b)Form of AIM Lifetime Plus(SM) II Variable Annuity Contract (Incorporated herein by reference to Post-Effective Amendment No. 4 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 033-65381) Dated November 12, 1999.)

     (c) Form of "Allstate Custom Portfolio," "Allstate Provider" or "SelectDirections(SM)" Variable Annuity Contract (Incorporated herein by reference to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 333-94785) Dated January 14, 2000.)

     (d) Form of Amendatory Endorsement to Add Dollar Cost Averaging Fixed Accounts to the "Allstate Custom Portfolio", "Allstate Provider", or "SelectDirections" Variable Annuity (Incorporated herein by reference to Post-Effective Amendment No. 23 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 333-94785) Dated April 20, 2001).

     (e) Form of Amendatory Endorsement for Transfer Limitations under the "Allstate Custom Portfolio", "Allstate Provider", or "SelectDirections" Variable Annuity (Incorporated herein by reference to Post-Effective Amendment No. 23 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 333-94785) Dated April 20, 2001).

(5)(a) Opinion and Consent of General Counsel re: Legality (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement of Allstate Life Insurance Company of New York (File No. 033-65355) Dated September 20, 1996.)

(5)(b) Opinion and Consent of General Counsel re: Legality (Incorporated herein by reference to Post-Effective Amendment No. 4 to Form S-3 Registration Statement of Allstate Life Insurance Company of New York (File No. 033-65355) Dated November 23, 1999.)

(5)(c) Opinion and Consent of General Counsel re: Legality (Incorporated herein by reference to Post-Effective Amendment No. 1 to the Form S-3 Registration Statement (File No.333-95703) Dated February 14, 2000.)

(5)(d) Opinion of General Counsel Re: Legality (Incorporated herein by reference to Post-Effective Amendment No. 3 to the Form S-3 Registration Statement (File No.333-95703) Dated July 21, 2000.)

(5)(e) Opinion of General Counsel Re: Legality (Incorporated herein by reference to Post-Effective Amendment No. 4 to the Registration Statement on Form S-3 (File No. 333-95703) Dated August 21, 2000.)

(5)(f) Opinion of General Counsel Re: Legality (filed herewith)

(8) None

(11) None

(12) None

(15) None

(23)(a) Independent Auditors' Consent

(23)(b) Consent of Foley & Lardner.

(24)(a) Powers of Attorney for Marcia D. Alazraki, Cleveland Johnson, Jr., John
     R. Raben, Jr., Sally A. Slacke, Samuel H. Pilch, Kevin R. Slawin, Michael
     J. Velotta and Thomas J. Wilson, II (Incorporated herein by reference to Registrant's Form S-3 Registration Statement (File No. 333-86007) Dated August 27, 1999.)

(24)(b) Power of Attorney for Vincent A. Fusco (Incorporate herein by reference to Post-Effective Amendment No. 1 to Registrant's Form S-3 Registration Statement (File No.333-95703) Dated February 14, 2000.)

(24)(c) Power of Attorney for Margaret G. Dyer, John C. Lounds, Marla G. Friedman, J. Kevin McCarthy, Kenneth R. O'Brien, Steven C. Verney and Patricia W. Wilson (Incorporated herein by reference to Post-Effective Amendment No.5 to Registrant's Form S-3 Registration Statement (File No. 333-95703) Dated April 20, 2001.)

(25) None

(26) None

(27) Not applicable

(99) Form of Resolution of Board of Directors (Incorporated herein by reference to Post-Effective Amendment No. 5 to Registrant's Form S-1 Registration Statement (File No. 033-47245) Dated April 1, 1997.)

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, Allstate Life Insurance Company of New York, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 30th day of May, 2001.

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                  (REGISTRANT)


                                     By:  /s/MICHAEL J. VELOTTA
                                          --------------------------
                                          Michael J. Velotta
                                          Vice President, Secretary and
                                                General Counsel


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 30th day of May, 2001.

*/THOMAS J. WILSON, II
---------------------------              President, Director and Chairman of
Thomas J. Wilson, II                         the Board
                                         (Principal Operating Officer)
*/VINCENT A. FUSCO
---------------------------              Director and Chief Operating Officer
Vincent A. Fusco

/s/MICHAEL J. VELOTTA
---------------------------              Vice President, Secretary, General
Michael J. Velotta                       Counsel and Director

*/SAMUEL H. PILCH
---------------------------              Vice President and Controller
Samuel H. Pilch                          (Principal Accounting Officer)

*/MARCIA D. ALAZRAKI
---------------------------              Director
Marcia D. Alazraki

*/MARGARET G. DYER
---------------------------              Director
Margaret G. Dyer

*/CLEVELAND JOHNSON, JR.
---------------------------              Director
Cleveland Johnson, Jr.

*/JOHN C. LOUNDS
---------------------------              Director
John C. Lounds

*/J. KEVIN MCCARTHY
--------------------------               Director
J. Kevin McCarthy

*/KENNETH R. O'BRIEN
--------------------------               Director
Kenneth R. O'Brien

*/MARLA G. FRIEDMAN
-------------------------                Director and Vice President
Marla G. Friedman

*/JOHN R. RABEN, JR.
-------------------------                Director
John R. Raben, Jr.

*/SALLY A. SLACKE
-------------------------                Director
Sally A. Slacke

*/STEVEN C. VERNEY
-------------------------                Director and Vice President
Steven C. Verney                         (Principal Financial Officer)

*/PATRICIA W. WILSON
-------------------------                Director and Assistant Vice President
Patricia W. Wilson


  */ By Michael J. Velotta, pursuant to Power of Attorney, previously filed.

                                  EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No.       Description

(5)               Opinion and Consent of General Counsel
(23)(a)           Independent Auditors' Consent
(23)(b)           Consent of Attorneys